As filed with the Securities and Exchange Commission on December 6, 2024

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

TWIN VEE POWERCATS CO.

(Exact name of registrant as specified in its charter)

Delaware	27-1417610
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

3101 S. US-1

Ft. Pierce, Florida 34982

(Address, including zip code, and telephone number,

including area code, of registrant’s principal executive offices)

Twin Vee PowerCats Co. Amended and Restated 2021 Stock Incentive Plan

(Full title of the plan)

Joseph C. Visconti

Chief Executive Officer

Twin Vee PowerCats Co.

3101 S. US-1

Ft. Pierce, Florida 34982

(772) 429-2525

(Name, address of and telephone number, including area code, of agent for service)

Copies to:

Leslie Marlow, Esq. Hank Gracin, Esq. Patrick Egan, Esq. Blank Rome LLP 1271 Avenue of the Americas
New York, New York 10020 (212) 885-5000 (Name, address and telephone number)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act (Check one).

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

EXPLANATORY NOTE

Twin Vee PowerCats Co.(the “Registrant”) is filing this Registration Statement on Form S-8 (the “Registration Statement”) with the Securities and Exchange Commission (the “SEC”) to register an additional 1,000,000 shares of the Registrant’s common stock, par value $0.001 per share (the “Common Stock”), pursuant to an amendment to the Registrant’s Amended and Restated 2021 Stock Incentive Plan (the “Plan”). These shares of Common Stock are in addition to and of the same class as the Common Stock for which the Registrant’s Registration Statements on Form S-8 were filed with the SEC on April 10, 2024 (File No. 333-278605), April 25, 2023 (File No. 333-271430), May 17, 2022 (File No. 333-265016) and July 23, 2021 (File No. 333-258129) (the “Prior Registration Statements”). The contents of the Prior Registration Statements are incorporated by reference into this Registration Statement pursuant to General Instruction E of Form S-8.

PART II

Item 8. Exhibits.

Exhibit Number	Description of Document
4.1	Articles of Incorporation filed with the Secretary of State of the State of Florida, dated December 1, 2009 (incorporated by reference to Exhibit 3.1 to the Registration Statement on Form S-1 filed with the Securities and Exchange Commission on April 8, 2021 (File No. 333-255134))

4.2	Articles of Amendment to the Articles of Incorporation, filed with the Secretary of State of the State of Florida on January 22, 2016 (incorporated by reference to Exhibit 3.2 to the Registration Statement on Form S-1 filed with the Securities and Exchange Commission on April 8, 2021 (File No. 333-255134))

4.3	Articles of Amendment to the Articles of Incorporation, filed with the Secretary of State of the State of Florida on April 12, 2016 (incorporated by reference to Exhibit 3.3 to the Registration Statement on Form S-1 filed with the Securities and Exchange Commission on April 8, 2021 (File No. 333-255134))

4.4	Article of Conversion filed with the Secretary of State of the State of Florida, dated April 7, 2021 (incorporated by reference to Exhibit 3.4 to the Registration Statement on Form S-1 filed with the Securities and Exchange Commission on April 8, 2021 (File No. 333-255134))

4.5	Certificate of Conversion filed with the Secretary of State of the State of Delaware on April 7, 2021 (incorporated by reference to Exhibit 3.5 to the Registration Statement on Form S-1 filed with the Securities and Exchange Commission on April 8, 2021 (File No. 333-255134))

4.6	Certificate of Incorporation of the Registrant (Incorporated by reference to Exhibit 3.6 to the Registrant’s Registration Statement on Form S-1, filed on April 8, 2021 (File No. 333-255134)).

4.7	Bylaws of the Registrant (Incorporated by reference to Exhibit 3.7 to the Registrant’s Registration Statement on Form S-1, filed on April 8, 2021 (File No. 333-255134)).

4.8	Twin Vee PowerCats Co. Amended and Restated 2021 Stock Incentive Plan (Incorporated by reference to Exhibit 10.1 to the Registrant’s Registration Statement on Form S-1, filed on June 2, 2021 (333- 255134)).

4.9	Form of Stock Option Grant Notice, Option Agreement (Incentive Stock Option or Nonstatutory Stock Option) and Notice of Exercise under the Registrant’s Amended and Restated 2021 Stock Incentive Plan (Incorporated by reference to Exhibit 10.1 to the Registrant’s Registration Statement on Form S-1, filed on June 2, 2021 (File No. 333-255134).

4.10	Amendment No. 1 to the Twin Vee PowerCats Co. Amended and Restated 2021 Stock Incentive Plan (Incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on November 12, 2024)).

5.1*	Opinion of Blank Rome LLP.

23.1*	Consent of Grassi & Co., CPAs, P.C., Independent Registered Public Accounting Firm.

23.2*	Consent of Grassi & Co., CPAs, P.C., Forza X1, Inc.’s Independent Registered Public Accounting Firm.

23.3*	Consent of Blank Rome LLP (included in Exhibit 5.1).

24.1*	Power of Attorney (included on the signature page of this Form S-8).

107*	Filing Fee Table

* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Ft. Pierce, Florida, on this 6th day of December, 2024.

TWIN VEE POWERCATS CO.

By:	/s/ Joseph C. Visconti
Joseph C. Visconti
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned directors and officers of the Registrant, which is filing a Registration Statement on Form S-8 with the Securities and Exchange Commission under the provisions of the Securities Act of 1933, as amended, hereby constitute and appoint Joseph C. Visconti, the individual’s true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign this Registration Statement and any or all amendments or supplements to this Registration Statement, including post-effective amendments, and to file the same, with all exhibits thereto, and other documents in connection therewith with the Securities and Exchange Commission, and does hereby grant unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof. Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Joseph C. Visconti	Chief Executive Officer	December 6, 2024
Joseph C. Visconti	(Principal Executive Officer)

/s/ Michael P. Dickerson	Chief Financial Officer and Administrative Officer	December 6, 2024
Michael P. Dickerson	(Principal Financial Officer and Principal Accounting Officer)

/s/ Preston Yarborough	Vice President and Director	December 6, 2024
Preston Yarborough

/s/ Neil Ross	Director	December 6, 2024
Neil Ross

/s/ Marcia Kull	Director	December 6, 2024
Marcia Kull

/s/ Kevin Schuyler	Director	December 6, 2024
Kevin Schuyler